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                                                                   Exhibit 10.19


                      CALIFORNIA COMMUNITY BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN



PURPOSE California Community Bancshares, Inc. ("CCB") and each of its subsidiary banks (the "Banks") are the sponsor of this incentive plan (the "Plan"). CCB and the Banks (collectively, the "Company") have designed the Plan to focus the Company's executive team on achieving the annual business plan for the Company in 2001. The Plan provides aggressive award opportunities and is intended to provide significant rewards to the Company's executive team for exceptional corporate performance.

APPROVAL
AND
ADMINISTRATION      The Plan has been approved for 2001 by the Boards of
                    directors of CCB and the Banks and will be administered by the Incentive Plan Committee (the "Committee"), which is comprised of the Chief Executive Officers of CCB and of each Bank. The Committee will recommend Plan Participants; Plan
                    Performance Measures; Performance Measure Weights;
                    Achievement Levels and corresponding Award Opportunities;
                    and the Financial Thresholds (each as defined herein) to the Boards of Directors of CCB and of each Bank for their approval as early in the Plan Year as possible. At the end of the Plan Year, the Committee will review achievements against Performance Measures and recommend Awards (as defined herein) to the Boards of Directors of CCB and the Banks.

                    The Board of Directors of CCB will consider the recommendations of the Committee and input of the Boards of Directors of the Banks with respect thereto and will make the final determination of Awards under the Plan in its sole discretion. The Board of Directors of CCB has the sole and absolute power and authority to make all factual determinations, construe and interpret terms of the Plan and make eligibility and Award determinations in accordance with its interpretation of the Plan.

PLAN YEAR           The Plan is an annual plan adopted for the 2001 calendar
                    year.

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ELIGIBILITY         All Senior Executives (defined as all Chief Executive
                    Officers ("CEO's"), Presidents, Chief Financial Officers ("CFO's"), Chief Lending Officers ("CLO's"), Retail Banking Officers ("RBO's") and Chief Relationship Banking Officers ("CRBO's") of CCB and/or the Banks, as well as the CCB Chief Operating Officer ("COO") and CCB HR Director) are eligible for participation in the Plan. The Committee will review those eligible and recommend participants to the Boards of Directors of CCB and the Banks for their approval. The Committee may recommend other executives for participation in the Plan on an exception basis for approval by the CCB Board of Directors.

PARTICIPATION       An individual who has been selected for participation in the
                    Plan by the Committee and approved by the Boards of Directors of CCB and the Banks is a Participant.

FINANCIAL
THRESHOLDS          In order for Awards to be made under the Plan, CCB and each
                    Bank must have reached their respective Financial
                    Thresholds. The Committee will recommend this level of financial performance for approval by the CCB Board of Directors. For 2001, the Financial Thresholds for CCB and each Bank is as follows:

                    California Community Bancshares, Inc. - Year 2001 cash earnings of $10,463,000

                    Placer Sierra Bank - Year 2001 cash earnings of $10,119,000

                    Bank of Orange County - Year 2001 cash earnings of
                    $3,470,000

PERFORMANCE
MEASURES The Committee will select one or more Performance Measures for CCB and each Bank under the Plan. All Performance Measures will be key indicators of financial performance.

                    In addition, the Committee will select one or more Personal Performance Measures for each Participant in the Plan.

                    Each Performance Measure will operate independently, i.e. it is possible for one Performance Measure to generate an award and not the other; likewise, it is possible for one Performance Measure to be achieved at a higher level than the other. Performance Measures will be individually weighted, i.e. one Performance Measure may be counted more heavily in calculating Awards than the other. The


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                    Committee will establish weights for each Performance
                    Measure at the beginning of the Plan Year for approval by the CCB Board of Directors. Achievement Levels will be established for each Performance Measure along with corresponding Award Opportunities.

                    For 2001 the Committee has selected Year 2001 cash earnings as the Performance Measure for CCB and for each Bank.

ACHIEVEMENT
LEVELS AND
OPPORTUNITIES       Achievement Levels and Award Opportunities based on
                    performance by CCB and each Bank for 2001 have been approved as shown on Exhibits A, B and C hereto and are expressed as a percentage of base salary. This assumes that cash earnings are achieved at various levels for 2001 and illustrates the maximum Award Opportunity at each specified Achievement
                    Level. Mathematical interpolation will be used to calculate
                    Awards for Achievement between the levels established as shown on Exhibits A, B and C.

                    In addition, Individual Performance Award Opportunities based on achievement of Personal Performance Measures have been approved as shown on Exhibit D hereto and are also expressed as a percentage of base salary. Receipt of maximum Awards as set forth on Exhibit D assumes that the individual achieves the highest level of Personal Performance Measures.

AWARDS Awards under the Plan will be determined by the Committee based upon achievement of Performance Measures and will be recommended to the Boards of Directors of CCB and the Banks. The Board of Directors of CCB will consider the recommendations of the Committee and input of the Boards of Directors of the Banks with respect thereto and will make the final determination of Awards under the Plan in its sole discretion.

                    For purposes of the Plan, base salary paid during the Plan Year will be used to calculate Awards. This will include base salary and annual leave pay but will not include any other kind of payment.

                    Awards for individuals who are Participants for less than a full Plan Year will be prorated using Participants' actual base salary paid during the time of participation during the Plan Year. Awards for Participants who leave CCB or one of the Banks during a Plan Year due to retirement, total and permanent disability, death or termination of employment


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                    other than for cause will be prorated using the same method.

                    To be eligible to receive an Award under the Plan, a Participant must have a performance level of "Achieves Expectations" or better for 2001.

ADJUSTMENTS         Performance Measures, Achievement Levels and Award
                    Opportunities may be adjusted during the Plan Year only upon approval by the CCB Board of Directors, as it deems appropriate. It is anticipated that such adjustments will be made infrequently and only in the most extraordinary circumstances.

                    Because the Plan has aggressive Award Opportunities, some adjustments may need to be made to Awards to recognize the fact that some Participants' base salaries may be currently above or below market. In such cases, the Committee may reduce or increase an Award, as it deems appropriate, to achieve a reasonable level of total compensation for each Participant. All adjustments are subject to approval by the Board of Directors.

PAYMENT OF
AWARDS Awards will be paid as soon as administratively feasible, after review of Performance Measure Achievement Levels and approval by the Board of Directors. To be eligible for Award payment, a Participant must be an employee of the Company on the date that Awards are paid or have left the Company during the Plan Year due to retirement, total and permanent disability, death or termination of employment other than for cause.

                    Awards will be made through the payroll system, minus legally required and authorized deductions. Awards under the Plan will be considered eligible compensation or not as defined by each specific employee benefit plan for purposes of employee benefit calculations.

NO RIGHT OF
ASSIGNMENT          No right or interest of any Participant in the Plan is
                    assignable or transferable. In the event of a Participant's death, payment of any earned but unpaid Awards will be made to the Participant's legal successor, if not prohibited by law.

NO RIGHT OF
EMPLOYMENT          The Plan does not give any employee any right to continue in the employment of CCB or of any Bank and does not constitute any contract or agreement of employment or interfere in any way with the right CCB or any Bank has to


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                    terminate such person's employment. CCB and each Bank is an
                    "at will" employer and as such, can terminate an employment relationship between itself and any of its employees at will, with or without cause.

AMENDMENT OR
TERMINATION
OF THE PLAN         CCB reserves the right to change, amend, modify, suspend,
                    continue or terminate all or any part of the Plan either in an individual case or in general, at any time without notice.



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                      CALIFORNIA COMMUNITY BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN

                                    EXHIBIT A

                             CCB Achievement Levels
                           (Net of All Award Amounts)




ACHIEVEMENT LEVELS                                              FINANCIAL THRESHOLDS

Year 2001 cash earnings:                                $10,463,00        $10,832,000      $11,210,000



Award Opportunities: (% of Base Salary)

         Group A (CCB CEO, CFO)                            18.0%              30.0%            42.0%
         Group B (CCB COO)                                  9.0%              15.0%            21.0%
         Group C (CCB HR Director)                         15.0%              25.0%            35.0%
         Group D (PSB & BOC
           CCO, CFO, CRBO & RBO)                            7.5%              12.5%            17.5%





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                            EXECUTIVE INCENTIVE PLAN

                                    EXHIBIT B

                    Bank of Orange County Achievement Levels
                           (Net of All Award Amounts)





ACHIEVEMENT LEVELS                                            FINANCIAL THRESHOLDS
Year 2001 Cash Earnings                                  $3,470,000        $3,581,000       $3,692,000



Award Opportunities (% of Base Salary)

          Group B (CEO)                                      9.0%             15.0%            21.0%
          Group D (CCO and CFO)                              7.5%             12.5%            17.5%


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                            EXECUTIVE INCENTIVE PLAN

                                    EXHIBIT C

                      Placer Sierra Bank Achievement Levels
                           (Net of All Award Amounts)





ACHIEVEMENT LEVELS                                            FINANCIAL THRESHOLDS
Year 2001 Cash Earnings                                  $10,119,000       $10,377,000      $10,635,000



Award Opportunity (% of Base Salary)

        Group B (COO)                                        9.0%             15.0%            21.0%
        Group D (CCO, CFO, CRBO, RBO)                        7.5%             12.5%            17.5%




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                            EXECUTIVE INCENTIVE PLAN

                                    EXHIBIT D

                   Individual Performance Award Opportunities





                   CCB CEO                              18.0%

                   CCB CFO                              18.0%

                   CCB COO                              18.0%

                   BOC CEO                              18.0%

                   Regional President                   15.0%

                   Chief Credit Officers                15.0%

                   Bank CFO's                           15.0%

                   Chief Relationship Banking Officer   15.0%

                   Retail Banking Officer               15.0%

                   CCB HR Director                      15.0%




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